UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

INSIGHT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6820 South Harl Avenue, Tempe, Arizona		85283
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 902-1001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Revolving Credit Facility

On April 26, 2012, Insight Enterprises, Inc. (the “Company”) amended and restated its existing credit agreement (as so amended and restated, the “Third Amended and Restated Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, the lenders party thereto and certain of the Company’s foreign subsidiaries as additional borrowers. The Third Amended and Restated Credit Agreement provides for a senior revolving credit facility (the “Revolving Facility”) in the aggregate U.S. dollar equivalent amount of $350 million, $325 million of which (the “U.S. Tranche”) is available for borrowing by the Company in U.S. dollars, and $25 million of which is available for borrowings by the Company and certain foreign subsidiaries of the Company in certain foreign currencies and in U.S. dollars. A portion of the U.S. Tranche equal to the U.S. dollar equivalent of $25 million is available in U.S. dollars for the issuance of letters of credit. From time to time and at its option, the Company may request to increase the aggregate amount available for borrowing under the Revolving Facility by up to $75 million, subject to customary conditions. The Revolving Facility is guaranteed by the Company’s material domestic subsidiaries, and is secured by a lien on substantially all of the Company’s and each guarantor’s assets, subject to intercreditor arrangements as to priority and distribution entered into among JPMorgan Chase Bank, N.A., as administrative agent under the Third Amended and Restated Credit Agreement, agents under the Amended and Restated Floorplan Credit Agreement and the Receivables Purchase Agreement (each as defined below), and lenders parties to certain of the Company’s other vendor financing facilities. The interest rates applicable to borrowings under the Revolving Facility are based on the leverage ratio of the Company as set forth on a pricing grid in the Third Amended and Restated Credit Agreement. The Revolving Facility matures on April 26, 2017.

The foregoing description of the Third Amended and Restated Credit Agreement is not complete and is qualified in its entirety by reference to the Third Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Amended and Restated Floorplan Loan Facility

Also on April 26, 2012, Calence, LLC, Insight Direct USA, Inc. and Insight Public Sector, Inc. (collectively, the “Resellers”) amended and restated their existing credit agreement (as so amended and restated, the “Amended and Restated Floorplan Credit Agreement”) with Castle Pines Capital LLC, as administrative agent, or as a lender, as the context may require (“CPC”), Wells Fargo Capital Finance, LLC, as collateral agent, syndication agent and, together with CPC, administrative agent, and the lenders party thereto. The Amended and Restated Floorplan Credit Agreement provides for a credit facility (the “Floorplan Loan Facility”) to finance the purchase of inventory from a list of approved vendors. The aggregate availability under the Floorplan Loan Facility is $200 million. Each advance under the Floorplan Loan Facility will be made directly to an approved vendor and must be repaid by the applicable Reseller on the earlier of (i) the date specified by the administrative agent as the “payment due date” with respect to the particular item of inventory being financed and (ii) the date (if any) that such inventory is lost, stolen or damaged. Interest does not accrue on advances paid within vendor terms. The Floorplan Loan Facility is guaranteed by the Company and each of its material domestic subsidiaries, and is secured by a lien on substantially all of the Company’s, each Reseller’s and each guarantor’s assets (excluding equity interests in foreign subsidiaries), subject to the intercreditor arrangements described above. The Floorplan Loan Facility matures on April 26, 2017.

The foregoing description of the Amended and Restated Floorplan Credit Agreement is not complete and is qualified in its entirety by reference to the Amended and Restated Floorplan Credit Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Amendment to Receivable Securitization Financing Facility

Also on April 26, 2012, Insight Receivables, LLC (“Insight Receivables”), the Company, Insight Direct USA, Inc., Insight Public Sector, Inc., JPMorgan Chase Bank, N.A., as Agent for the Purchasers, and the purchasers and managing agents party thereto, entered into the Omnibus Amendment and Joinder (the “ABS Amendment”) to the Receivables Purchase Agreement providing for the Company’s accounts receivable securitization financing facility (the “ABS Facility”). The ABS Amendment amends the ABS Facility to, among other things, (i) increase the aggregate borrowing availability under the ABS Facility to $200 million from $150 million, (ii) renew the borrowing program under the ABS Facility for a three-year term expiring April 26, 2015, and (iii) modify interest rates and fees for used and unused capacity.

The foregoing description of the ABS Amendment is not complete and is qualified in its entirety by reference to the ABS Amendment, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Third Amended and Restated Credit Agreement, dated as of April 26, 2012, by and among Insight Enterprises, Inc., Insight Enterprises B.V., Insight Direct (UK) Ltd., as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and the lenders party thereto.

10.2	Amended and Restated Credit Agreement, dated as of April 26, 2012, by and among Calence, LLC, Insight Direct USA, Inc. and Insight Public Sector, Inc., as Resellers, Castle Pines Capital LLC, as administrative agent, Wells Fargo Capital Finance, LLC, as collateral agent, syndication agent and administrative agent, and the lenders party thereto.

10.3	Omnibus Amendment and Joinder to Receivables Purchase Agreement, dated as of April 26, 2012, among Insight Receivables, LLC, Insight Enterprises, Inc., Insight Direct USA, Inc., Insight Public Sector, Inc., the purchasers and managing agents party thereto and JPMorgan Chase Bank, N.A., as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date: April 26, 2012	By:	/s/ Glynis A. Bryan
Name: Glynis A. Bryan
Title: Chief Financial Officer